Reg. S-K
Item 601
Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-61350, 333-68175, 333-81500 and 333-98145 on Form S-3 and Registration Statements Nos. 333-18443, 333-43366, 333-53046, 333-62273, 333-64284, 333-70609, 333-74312, 333-75612, 333-101662, and 333-111614 on Form S-8 of our reports dated February 28, 2007, related to the consolidated financial statements and financial statement schedule of Berkshire Hathaway Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company’s accounting for pension and other postretirement benefits to conform to Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)), and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2006.
DELOITTE & TOUCHE LLP
Omaha, Nebraska
February 28, 2007